Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-137474 and 333‑184027 of SunLink Health Systems, Inc. on Forms S-8, of our reports dated September 25, 2019, appearing in this Annual Report on Form 10-K of SunLink Health Systems, Inc. for the year ended June 30, 2019.

/s/ Cherry Bekaert LLP
Atlanta, Georgia
September 27, 2019